EXECUTION COPY

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 27, 2004
                                                           -------------

                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                       0-28238                 54-1521616
-------------------------------   ------------------------   ------------------
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
Incorporation or Organization)                               Identification No.)

      21351 Ridgetop Circle, Suite 300, Dulles, Virginia        20166
      --------------------------------------------------      ----------
          (Address of Principal Executive Offices)            (Zip Code)

       Registrant's telephone number, including area code: (703) 654-6091

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item  2. Acquisition or Disposition of Assets

      On July 27, 2004, Guardian Technologies International, Inc., a Delaware corporation, and Guardian Healthcare Systems UK Ltd, a company organized under the laws of England and Wales and a wholly owned subsidiary of Guardian (Guardian Technologies International, Inc., and Guardian Healthcare Systems UK Ltd. hereinafter shall be referred to collectively as "Guardian") entered into a stock purchase agreement (the "Stock Purchase Agreement") with Wise Systems, Ltd., a company organized under the laws of England and Wales ("Wise"), and the two shareholders of Wise, Martin Richards and Susan Richards, pursuant to which Guardian agreed to purchase all of the outstanding stock of Wise. The acquisition of Wise by Guardian closed contemporaneously with the execution of the Stock Purchase Agreement and certain related agreements. Wise is a premier developer of advanced radiology information systems (RIS) with principal offices located in Corsham, Wiltshire, United Kingdom.

      Under the terms of the Stock Purchase Agreement, Guardian acquired all of outstanding stock of Wise from the two shareholders of Wise, Martin Richards and Susan Richards. At closing, the total purchase price paid or issued by Guardian to the two shareholders of Wise was as follows: (1) an aggregate of $1,929,500 in cash, and (2) shares of Guardian's common stock, $.001 par value per share (the "Common Stock"), in the amount of $500,000. $929,500 of the cash purchase price was paid at closing (less an earnest money deposit in the amount of $150,000 which had previously been paid by Guardian and that was applied against the purchase price at closing), and the remaining $1,000,000 of the cash purchase price was paid by means of the issuance by Guardian of a promissory note (the "Note") for such amount due 90 days after closing. The Note bears interest at the rate of __% per annum. The deferred portion of the cash purchase price, payable upon maturity of the Note, was deposited in escrow with an escrow agent and is subject to any indemnification claims by Guardian that may arise with respect to breaches of any representations, warranties and covenants in the Stock Purchase Agreement by the shareholders of Wise. Guardian issued an aggregate of 106,739 shares of its Common Stock as the stock portion of the purchase price. The shares of Common Stock were valued on the basis of the average high and low sales prices of the Common Stock for the 30 business day period which ended two days prior to the closing of the transaction. The shares of Common Stock were deposited in escrow with an escrow agent and are subject to forfeiture in the event Guardian Healthcare Systems Division does not achieve certain revenue thresholds over the three years following closing. The shares of Guardian's Common Stock issued as part of the purchase price are subject to a three year lock-up on the part of the two shareholders of Wise. In addition, Guardian repaid an outstanding loan of Mr. Martin Richards, an officer, director and shareholder of Wise, in the amount of $79,500. At closing, the co-founder of Wise, Mr. Martin Richards, entered into an employment agreement with Guardian for a period of two years following closing at a base salary of $210,250 per annum as Vice President of European Operations of Guardian Healthcare Systems UK Ltd. A copy of Mr. Richards' employment agreement is filed as Exhibit 2.5 to this Report. Also, Mr. Martin Richards and Ms. Susan Richards have resigned their positions as officers of Wise and as members of the Board of Directors of Wise and have entered into non-compete agreements with Guardian for a period of three (3) years following closing. Furtheremore, effective as of the closing, Mr. Martin Richards was released from personal guarantees of certain bank debt obligations of Wise and of certain real property lease obligations of Wise.

      On July 27, 2004, Guardian issued a press release ("Press Release") announcing the closing of the above-referenced transaction. A copy of the Press Release is attached as Exhibit 99.1. hereto.

Item  5. Other Events and Regulation FD Disclosure

      Effective July 27, 2004, Guardian acquired 100% of the issued and outstanding stock of Wise Systems, Ltd., a company organized under the laws of England and Wales. The information contained in Item 2 above is incorporated herein by reference thereto.

Item  7. Financial Statements and Exhibits

      (a)   Financial Statements of business to be acquired.

      As of the date that this Current Report on Form 8-K is being filed with the Commission, it is not practical for the Registrant to provide financial statements required pursuant to Item 7(a) of the Form 8-K giving effect to the acquisition of Wise Systems Ltd. The Registrant anticipates that such financial statements will be filed on or about September __, 2004, but in any event not later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

      (b)   Pro forma financial information.

      As of the date that this Current Report on Form 8-K is being filed with the Commission, it is not practical for the Registrant to provide the pro forma financial information required pursuant to Item 7(b) of Form 8-K giving effect to the acquisition of Wise Systems Ltd. The Registrant anticipates that such pro forma financial information will be filed with the Commission on or about September __, 2004, but in any event not later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

      (c)   Exhibits.

2.1 Stock Purchase Agreement, dated July 27, 2004, by and among Guardian Technologies International, Inc., Guardian Healthcare Systems UK Ltd., Wise Systems Ltd., Martin Richards, and Susan Richards, filed herewith.
2.2   Promissory Note, dated July 27, 2004, filed herewith.
2.3   Cash Escrow Agreement, dated July 27, 2004, filed herewith.
2.4   Stock Escrow Agreement, dated July 27, 2004, filed herewith.
2.5 Employment Agreement, dated July 27, 2004, between Wise Systems Limited and Martin Richards, filed herewith.
2.6 Deed of Covenant (Non-Competition Agreement), dated July 27, 2004, between Guardian Technologies International, Inc., and Martin Richards, filed herewith.
2.7 Deed of Covenant (Non-Competition Agreement), dated July 27, 2004, between Guardian Technologies International, Inc., and Susan Richards, filed herewith.
99.1  Press Release dated July 27, 2004, filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

Date:    July  29, 2004                By: /s/ Michael W. Trudnak
                                           ----------------------
                                       Chief Executive Officer

                                                                     EXHIBIT 2.1

                        STOCK PURCHASE AND SALE AGREEMENT

                             For the Acquisition of

                              WISE SYSTEMS LIMITED

                                       By

                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

                                       And

                     GUARDIAN HEALTHCARE SYSTEMS UK LIMITED

                                      From

                                MARTIN RICHARDS,

                                       And

                                 SUSAN RICHARDS

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I  PURCHASE AND SALE OF THE SHARES  i
         SECTION 1.01  PURCHASE AND SALE OF THE SHARES............................................................I
         SECTION 1.02  PURCHASE PRICE.............................................................................I
         SECTION 1.03  REPAYMENT OF DIRECTOR LOAN................................................................II
         SECTION 1.04  CLOSING...................................................................................II
         SECTION 1.05  FURTHER ASSURANCES.......................................................................III
         SECTION 1.06  PENSIONS ACTIONS..........................................................................IV
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLERS     v
         SECTION 2.01  TITLE TO SHARES............................................................................V
         SECTION 2.02  SELLER'S AUTHORITY TO EXECUTE AND PERFORM AGREEMENT........................................V
         SECTION 2.03  PURCHASE FOR INVESTMENT....................................................................V
         SECTION 2.04  CAPITALIZATION............................................................................VI
         SECTION 2.05  ORGANIZATION AND QUALIFICATION............................................................VI
         SECTION 2.06  SUBSIDIARIES..............................................................................VI
         SECTION 2.07  CORPORATE POWER AND AUTHORITY.............................................................VI
         SECTION 2.08  VALIDITY, ETC.............................................................................VI
         SECTION 2.09  FINANCIAL STATEMENTS.....................................................................VII
         SECTION 2.10  ABSENCE OF UNDISCLOSED LIABILITIES.......................................................VII
         SECTION 2.11  ABSENCE OF ADVERSE CHANGE; CONDUCT OF BUSINESS..........................................VIII
         SECTION 2.12  INVENTORIES...............................................................................XI
         SECTION 2.13  RECEIVABLES...............................................................................XI
         SECTION 2.14  TAXES.....................................................................................XI
         SECTION 2.15  LITIGATION...............................................................................XII
         SECTION 2.16  CERTAIN PRACTICES........................................................................XII
         SECTION 2.17  COMPLIANCE WITH LAW......................................................................XII
         SECTION 2.18  LICENSES AND PERMITS....................................................................XIII
         SECTION 2.19  LABOR AND EMPLOYEE RELATIONS............................................................XIII
         SECTION 2.20  CERTAIN EMPLOYEES.........................................................................XV
         SECTION 2.21  EMPLOYEE BENEFITS.........................................................................XV
         SECTION 2.22  TANGIBLE PROPERTIES.......................................................................XV
         SECTION 2.22A  INFORMATION TECHNOLOGY...................................................................XV
         SECTION 2.23  OWNED PREMISES...........................................................................XVI
         SECTION 2.24  LEASED PREMISES..........................................................................XVI
         SECTION 2.25  ENVIRONMENTAL MATTERS....................................................................XVI
         SECTION 2.26  INSURANCE...............................................................................XVII
         SECTION 2.27  OUTSTANDING COMMITMENTS.................................................................XVII
         SECTION 2.28  INTELLECTUAL PROPERTY..................................................................XVIII
         SECTION 2.29  PROPRIETARY INFORMATION OF THIRD PARTIES.................................................XIX
         SECTION 2.30  SIGNIFICANT CUSTOMERS AND SUPPLIERS.......................................................XX
         SECTION 2.31  BANKS, BROKERS AND PROXIES................................................................XX
         SECTION 2.32  ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS............................XX
         SECTION 2.33  TRANSACTIONS WITH AFFILIATES..............................................................XX
         SECTION 2.34  RECORDS..................................................................................XXI
         SECTION 2.35  PROJECTIONS; WORKING CAPITAL.............................................................XXI
         SECTION 2.36  DATA PROTECTION ACT......................................................................XXI
         SECTION 2.37  PRODUCT LIABILITY........................................................................XXI
         SECTION 2.38  MANAGEMENT ACCOUNTS.....................................................................XXII
         SECTION 2.39  OPEN SOURCE MATERIALS...................................................................XXII
         SECTION 2.40  DISCLOSURE..............................................................................XXII
         SECTION 2.41  TAX STATUS OF SELLERS..................................................................XXIII
         SECTION 2.42  Software.....xxiii
         SECTION 2.43  PENSIONS................................................................................XXIV

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER xxvi
         SECTION 3.01  INVESTMENT INTENT.......................................................................XXVI
         SECTION 3.02  ORGANIZATION............................................................................XXVI
         SECTION 3.03  BUYER POWER AND AUTHORITY...............................................................XXVI
         SECTION 3.04  VALIDITY, ETC...........................................................................XXVI
         SECTION 3.05  SEC COMPLIANCE.........................................................................XXVII
ARTICLE IV  CONDITIONS TO THE BUYER'S OBLIGATIONS    xxvii
         SECTION 4.01  DIRECTOR/SHAREHOLDER APPROVAL..........................................................XXVII
         SECTION 4.02  NO MATERIAL ADVERSE ECONOMIC EVENT.....................................................XXVII
         SECTION 4.03  CONSENTS...............................................................................XXVII
         SECTION 4.04  REPRESENTATIONS AND WARRANTIES TRUE...................................................XXVIII
         SECTION 4.05  PERFORMANCE...........................................................................XXVIII
         SECTION 4.06  NO ADVERSE CHANGE.....................................................................XXVIII
         SECTION 4.07  OBLIGATIONS OF THE SELLERS............................................................XXVIII
         SECTION 4.08  RESIGNATIONS..........................................................................XXVIII
         SECTION 4.09  NO ACTIONS, SUITS OR PROCEEDINGS......................................................XXVIII
         SECTION 4.10  INVESTIGATION SATISFACTORY..............................................................XXIX
         SECTION 4.11  CLOSING DATE............................................................................XXIX
         SECTION 4.12  EMPLOYMENT AGREEMENTS...................................................................XXIX
         SECTION 4.13  NON-COMPETITION AGREEMENTS..............................................................XXIX
         SECTION 4.14  CLOSING DOCUMENTS.......................................................................XXIX
         SECTION 4.15  ESCROW AGREEMENT........................................................................XXIX
         SECTION 4.16  APPROVAL OF THE BUYER AND ITS COUNSEL...................................................XXIX
         SECTION 4.17  AUDITED FINANCIAL STATEMENTS............................................................XXIX
         SECTION 4.18  JAMES WILSON DEED OF CONFIRMATION.......................................................XXIX
         SECTION 4.19.  ESCROW AGREEMENT.......................................................................XXIX
ARTICLE V  CONDITIONS TO THE SELLERS OBLIGATIONS     xxix
         SECTION 5.01  REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT....................................XXX
         SECTION 5.02  PERFORMANCE..............................................................................XXX
         SECTION 5.03  NO ACTIONS, SUITS OR PROCEEDINGS.........................................................XXX
         SECTION 5.04  CLOSING DOCUMENTS........................................................................XXX
         SECTION 5.05  APPROVAL OF THE SELLERS AND THEIR COUNSEL................................................XXX
ARTICLE VI  INDEMNIFICATION.........xxx
         SECTION 6.01  INDEMNIFICATION OF BUYER.................................................................XXX
         SECTION 6.02  INDEMNIFICATION OF THE SELLERS..........................................................XXXI
         SECTION 6.03  LIMITATIONS ON INDEMNIFICATION..........................................................XXXI
         SECTION 6.04  SURVIVAL...............................................................................XXXII
         SECTION 6.05  NOTICE.................................................................................XXXII
         SECTION 6.06  DEFENSE OF CLAIMS......................................................................XXXII
ARTICLE VII  POST-CLOSING OBLIGATIONS       xxxiv
         SECTION 7.01  THE ROYAL BANK OF SCOTLAND GUARANTEE...................................................XXXIV
         SECTION 7.02  ESTABLISHING AND TERMINATING BANKING RELATIONSHIPS.....................................XXXIV

ARTICLE VIII  MISCELLANEOUS.........xxxv
         SECTION 8.01  NOTICES.................................................................................XXXV
         SECTION 8.02  ENTIRE AGREEMENT.......................................................................XXXVI
         SECTION 8.03  MODIFICATIONS AND AMENDMENTS...........................................................XXXVI
         SECTION 8.04  WAIVERS AND CONSENTS...................................................................XXXVI
         SECTION 8.05  ASSIGNMENT............................................................................XXXVII
         SECTION 8.06  PARTIES IN INTEREST...................................................................XXXVII
         SECTION 8.07  GOVERNING LAW.........................................................................XXXVII
         SECTION 8.08  JURISDICTION AND SERVICE OF PROCESS...................................................XXXVII
         SECTION 8.09  PARTIAL INVALIDITY....................................................................XXXVII
         SECTION 8.10  INTERPRETATION.......................................................................XXXVIII
         SECTION 8.11  HEADINGS AND CAPTIONS................................................................XXXVIII
         SECTION 8.12  ENFORCEMENT..........................................................................XXXVIII
         SECTION 8.13  RELIANCE.............................................................................XXXVIII
         SECTION 8.14  EXPENSES.............................................................................XXXVIII
         SECTION 8.15  NO BROKER OR FINDER..................................................................XXXVIII
         SECTION 8.16  PUBLICITY..............................................................................XXXIX
         SECTION 8.17  CONFIDENTIALITY........................................................................XXXIX
         SECTION 8.18  COUNTERPARTS...........................................................................XXXIX
         SECTION 8.19  MISCELLANEOUS DEFINITIONS..............................................................XXXIX

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase and Sale Agreement (this "Agreement") entered into this 27 day of July, 2004 by and among Guardian Technologies International, Inc., a Delaware corporation (the "Parent"), Guardian Healthcare Systems UK Limited, a company incorporated under the laws of England and Wales and a wholly-owned subsidiary of Parent (the "Buyer"), Wise Systems Limited, a company limited by shares incorporated under the laws of England and Wales ("Target"), and Martin Richards and Susan Richards (each, a "Seller" and collectively, the "Sellers").

                                   WITNESSETH:

      WHEREAS the Sellers are the owners of all of the issued shares of capital stock of Target (said shares being herein referred to as the "Shares"); and

      WHEREAS the Sellers desire to sell the Shares and Buyer desires to purchase the Shares upon the terms and conditions set forth herein; and

      WHEREAS Buyer, Parent and the Sellers desire to enter into certain other agreements for their mutual benefit.

      NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, intending to be legally bound the parties hereby agree as follows:

                    ARTICLE I PURCHASE AND SALE OF THE SHARES

      SECTION 1.01 Purchase and Sale of the Shares. On the basis of the representations, warranties and undertakings set forth in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.04), each Seller shall sell his, her or its Shares to Buyer, and Buyer shall purchase such Shares from each Seller, free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature (together, "Claims").

      SECTION 1.02 Purchase Price. The total purchase price for the Shares (the "Purchase Price") is Two Million Five Hundred Thousand Dollars (US) ($2,500,000.00) for all of the Shares, which will be paid as follows:

            (a) Deposit. Parent has previously paid One Hundred Fifty Thousand Dollars (US) ($150,000.00) (the "Deposit"), which Deposit will be applied at Closing to the payment of the Purchase Price.

            (b) Closing Payment. Buyer will pay Eight Hundred Fifty Thousand Dollars (US) ($850,000.00) (the "Closing Payment") by wire transfer at the Closing to a bank designated by the Sellers.

            (c) Promissory Note. At Closing, Buyer will execute and deliver a promissory note (the "Note") to Sellers in the principal amount of One Million Dollars (US) ($1,000,000.00) which Note shall be in the form attached hereto as
Exhibit 1.02(c). At Closing, Parent will deposit in escrow One Million Dollars
(US) ($1,000,000.00) (the "Cash Escrow Fund") pursuant to an escrow agreement (the "Cash Escrow Agreement") in substantially the form attached hereto as
Exhibit 1.02(c)(i).

            (d) Common Stock. At Closing, Parent will deposit in escrow (the "Stock Escrow Fund") pursuant to an escrow agreement (the "Stock Escrow Agreement") in substantially the form attached hereto as Exhibit 1.02(d), such number of shares (the "Parent Shares") of Parent's common stock, $.001 par value per share (the "Common Stock"), which shall have a fair market value of Five Hundred Thousand Dollars (US) ($500,000.00). The fair market value of the Parent Shares deposited into the Escrow Fund shall be based on the average high and low sales prices of the Parent Common Stock for the thirty (30) business day period ending two (2) days prior to the Closing. The Parent Shares will not be registered under The Securities Act of 1933, as amended. Resale of the Parent Shares will be restricted and the Parent Shares shall be subject to forfeiture as set forth in the Escrow Agreement.

      SECTION 1.03 Repayment of Director Loan. At the Closing, Buyer will pay to Martin Richards the sum of Seventy Nine Thousand Five Hundred dollars (US) ($79,500.00) by wire transfer to a bank designated by Martin Richards in satisfaction of the outstanding loan from Martin Richards to Target (the "Loan") as set forth on the May 31, 2003 Balance Sheet attached hereto as Schedule 2.09. Upon receipt of such amount, Martin Richards agrees that all amounts due and owing under the Loan will be repaid in full and Target will have no further obligations under such Loan. Upon receipt of the above referenced payment, Martin Richards agrees to deliver to Buyer all documentation related to the Loan with such documentation indicating that the Loan has been paid in full.

      SECTION 1.04 Closing. Subject to the satisfaction or waiver of each of the conditions set forth in Articles IV and V of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 12010 Sunset Hills Road, Suite 900, Reston, Virginia 20190, USA at 10 o'clock a.m. EST, on July 27, 2004 or such other location, date and time as may be agreed upon by the parties (such date and time being called the "Closing Date").

      At the Closing:

            A. The Sellers shall deliver or cause to be delivered to Buyer the following:

                  (i) Certificates for the Shares in the names of the Sellers accompanied by stock transfer forms stating Buyer as transferee;

                  (ii)  The certificates required by Sections 4.04 and 4.05;

                  (iii) The resignations referred to in Section 4.09;

                  (iv) Written confirmation of waiver of any pre-emption rights (howsoever arising or existing) held by the Sellers in respect of any of the Shares;

                  (v) Minutes of a Board Meeting of Target approving registration of the transfer of the Shares to the Buyer and registering Buyer as the holder of such Shares in Target's register of members;

                  (vi) All of the registers, books, data, documents, instruments and other records relating to Target including without limitation the original incorporation documents, foreign qualifications, memorandum and articles of association, minute books (including registers of members and transfers), stock record book, contracts and agreements referred to in Section 2.27, licenses, patents, patent applications, trademark registrations and permits identified on Schedule 2.28 and all other notes and records relating to Target's intellectual property.

            B. Buyer and Parent shall deliver or cause to be delivered to the Sellers the following:

                  (i)   The Purchase Price;

                  (ii)  The certificates required by Sections 5.01 and 5.02; and

                  (iii) A copy of the resolutions of Buyer and Parent certified by their respective Secretary, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of Buyer and Parent in carrying out the terms and provisions hereof.

            C.    The parties shall deliver:

                  (i) The Employment Agreements (as referenced in Section 4.13 hereof), the Cash Escrow Agreement and the Stock Escrow Agreement; and

                  (ii) Such further documents, resolutions, certificates and instruments as any party or his, her or its counsel reasonably requests to facilitate the consummation of the transactions contemplated hereby.

      SECTION 1.05 Further Assurances.

      A. At any time and from time to time after the Closing Date, at the request of Buyer and without further consideration, each Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to Buyer and to confirm Buyer's title to the Shares.

      B. At any time and from time to time after the Closing Date, at the request of Sellers and without further consideration, either Buyer or Parent will execute and deliver such other documents as may be reasonably requested in order to more effectively transfer, convey and assign to Sellers all of the consideration and other things, if any, that Sellers are to receive hereunder.

      SECTION 1.06 Pensions Actions

      For the purposes of this Section 1.06, "SSAS" has the meaning given in
Section 2.43 hereof.

      A. The Sellers hereby confirm to the Buyer (for itself and separately on behalf of the Target and each trustee of the SSAS) that such Sellers irrevocably waive (for themselves and their dependants) all claims or rights that they or any of them may have against the Target and/or the trustees of the SSAS by reason of any failure by the Target, such trustees or any of them to comply with its or their obligations, before completion of this Agreement in respect of such pension and retirement benefit schemes including (without limitation) in relation to the funding thereof and making of contributions thereto and/or the investments of assets thereof.

      B. Martin Richards shall nominate a retirement benefit scheme which is a personal pension scheme approved under Chapter IV of Part XIV of the Income and Corporation Taxes Act 1988 ("ICTA") within six months of the date hereof and Target and/or Buyer shall make contributions to that pension scheme as agreed with Martin Richards.

      C. Following such transfer as set out in Section 1.06(B) above, at the request of the Buyer, the Sellers shall and shall make all reasonable endeavors to ensure that the other trustees of the SSAS shall do all such things and execute all such documents as are reasonably necessary to wind up the SSAS.

      D. The Sellers undertake to pay and indemnify the Buyer and/or the Target against an amount equal to all and any relevant losses and liabilities suffered or incurred by the Buyer and/or the Target arising out of or in connection with the SSAS except to the extent that any such liabilities are incurred due materially to any act or default of the Buyer or the Target following Closing.

      E. The Sellers undertake with the Buyer for its own benefit and as trustee and agent for the Target that they will not exercise any right, power or discretion under or in connection with the SSAS that or might have an adverse effect on the Target and/or the Buyer.

            ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      As an inducement to Buyer and Parent to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers, jointly and severally, hereby represent and warrant to Buyer and Parent as follows:

      SECTION 2.01 Title to Shares. Each Seller owns the Shares beneficially and of record, free and clear of all Claims, in the manner specified on Schedule
2.01 hereto. There is no restriction affecting the ability of each Seller to transfer the legal and beneficial title and ownership of the Shares to Buyer and, upon delivery thereof to Buyer pursuant to the terms of this Agreement and of payment of the purchase price at the Closing, Buyer will acquire record and beneficial title to the Shares free and clear of all Claims.

      SECTION 2.02 Seller's Authority to Execute and Perform Agreement. Each Seller has the full legal right and power and all authority and approval required by law to enter into this Agreement and to perform his, her or its obligations hereunder and in connection with the other agreements, certificates and instruments to be executed in connection with or pursuant to this Agreement (the "Seller Documents"). Each Seller has duly executed and delivered this Agreement and the Seller Documents, and this Agreement and the Seller Documents are the legal, valid and binding obligation of each Seller enforceable in accordance with its terms. On the Closing Date, neither the execution and delivery of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby and thereby, nor the performance of this Agreement or the Seller Documents in compliance with their respective terms and conditions by each Seller will (a) conflict with or result in any violation of any trust agreement, articles of association, judgment, decree, order, statute or regulation applicable to each Seller or to the Shares of each Seller, or any breach of any agreement to which each Seller is a party or by which each Seller or his, her or its Shares is bound, or constitute a default thereunder, or result in the creation of any Claim of any kind or nature on, or with respect to, his, her or its Shares, or (b) result in any violation of, or be in conflict with, or constitute a default under, any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to each Seller.

      SECTION 2.03 Purchase For Investment. Each Seller is acquiring Buyer Shares for investment for his, her or its own account and not with a view to the distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Each Seller understands that Buyer Shares have not been registered under the Securities Act and may not be sold or transferred without such registration or an exemption therefrom. Each Seller is sufficiently experienced in financial and business matters to be capable of evaluating the risk of investment in Buyer's Common Stock and to make an informed decision relating thereto. Each Seller has the financial capability for making the investment, can afford a complete loss of the investment, and the investment is a suitable one for such Seller. Each Seller is an Accredited Investor as defined in Regulation D under the Securities Act. Prior to the execution and delivery of this Agreement each Seller has had the opportunity to ask questions of and receive answers from representatives of Buyer concerning the finances, operations, business and prospects of Buyer. Without limiting the generality of the foregoing, each Seller acknowledges having received and reviewed a copy of Buyer's Annual Report on Form 10-K for the period ended December 31, 2003, and quarterly report on Form 10-Q for the period ended March 31, 2004. Each Seller represents that he or she is a resident of Scotland.

      SECTION 2.04 Capitalization. The authorized shares capital of Target consists on the date hereof, and will on the Closing Date consist solely of 100,000 (pound)1 ordinary shares, of which 11,000 shares are issued and outstanding and owned by the Sellers, free and clear of all Claims. All of such shares are duly authorized, validly issued, fully paid and non-assessable and were issued in full compliance with all applicable rules, laws and regulations. There are, and at the Closing Date there will be no shares reserved for issuance. As of the date hereof there are, and as of the Closing Date there will be, no outstanding subscriptions, options, warrants, rights, calls or convertible securities, stock appreciation rights (phantom or otherwise), joint venture, partnership or other commitments of any nature relating to shares of the capital stock of Target. As of the date hereof there is, and as of the Closing Date Target will have, no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. None of the Shares was, or represents assets which were, the subject of a transfer at an undervalue, within the meanings of sections 238 or 339 of the United Kingdom Insolvency Act 1986, within the past 5 years. The Target has not at any time:
(a) reduced its share capital; (b) redeemed any share capital; (c) purchased any of its shares; or (d) forfeited any of its shares.

      SECTION 2.05 Organization and Qualification. Except as set forth on
Schedule 2.05 hereof, Target is a private company limited by shares duly organized, validly existing and in good standing under the laws of the jurisdiction of England. The statutory books, including all registers and minute books, of the Target have been properly kept and are up to date and contain an accurate and complete record of the matters with which those books should deal. Except as set forth on Schedule 2.05 hereof, all documents which should have been delivered by Target to the Registrar of Companies in England and Wales are complete and accurate and have been properly so delivered.

      SECTION 2.06 Subsidiaries. Target does not (a) own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise, (b) control, directly or indirectly, any other entity, or
(c) is not otherwise affiliated in any way with any other person or entity.

      SECTION 2.07 Corporate Power and Authority. Target has the corporate power and authority to own and hold its properties and to carry on its business as presently conducted and contemplated to be conducted. Target has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by Target. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by Target have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, Target enforceable against Target in accordance with their terms.

      SECTION 2.08 Validity, Etc. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, Memorandum and Articles of Association, bylaw, judgment, decree, order, statute or regulation applicable to the Sellers or Target, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of Target or increase or otherwise offset the obligations of Target under any law, rule, regulation, judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to Target or any of its assets or the consummation of the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to Buyer, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Target or (v) result in the creation of any Claim upon the Shares or any assets of Target.

      SECTION 2.09 Financial Statements. Target has previously furnished to Buyer, and attached hereto as Schedule 2.09, the balance sheet of Target as at May 31, 2004 (the "Balance Sheet") and as at October 31, 2003 and October 31, 2002 and the related statements of income and cash flow and notes thereto for the fiscal years ended October 31, 2003, October 31, 2002, October 31, 2001 and the seven (7) month period ended May 31, 2004. All such financial statements (the "Financial Statements") have been prepared in accordance with all relevant statutes and generally accepted United Kingdom accounting principles including, without limitation, all applicable Financial Reporting Standards issued by the Accounting Standards Board, Statements of Standard Accounting Practice issued by the Institute of Chartered Accountants of England and Wales and Statements from the Urgent Issues task Force current at March 2004 consistently applied (with the exception of the lack of notes thereto for the interim Financial Statements) and were prepared from the books and records of Target which books and records are complete and correct in all material respects and accurately reflect all transactions of Target's business. The Financial Statements fairly and accurately present the financial position of Target as of the dates thereof, and the results of its operations and cash flows for the periods ended on the dates thereof. The Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses as required by generally accepted United Kingdom accounting principles. Since the date of the Balance Sheet, (a) there has been no change in the assets, liabilities or financial condition of the assets of the Target from that reflected in the Balance Sheet except for changes in the ordinary course of business consistent with past practice and which have not been material or adverse and (b) none of the business, prospects, financial condition, operations, property or affairs of Target has been materially or adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. Target has disclosed to Buyer all material facts relating to the preparation of the Financial Statements, including the basis of accounting for affiliated transactions, and Target has delivered to Buyer complete and correct copies of all letters of representation from Target delivered to the accountants in connection with the preparation of such Financial Statements, and all management letters from the accountants to Target.

      SECTION 2.10 Absence of Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or reserved against in the Balance Sheet or as set forth on Schedule 2.10, Target does not have any direct or indirect debts, obligations or liabilities of any nature, whether absolute, accrued, contingent, liquidated or otherwise, and whether due or to become due, asserted or unasserted, known or unknown (collectively, "Liabilities") or obligations of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise except for liabilities and obligations incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice. Attached hereto as Schedule 2.10 is a list of all Liabilities of Target as of July 20, 2004 which are known by Sellers as of such date. The Sellers do not know of, and have no reason to know of, any basis for the assertion against Target of any liability or obligation not fully reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof. Target is not bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement, which has, or in the future can reasonably be expected to have, a material adverse effect on Target's business. No order has been made, no resolution has been passed, no petition presented, no meeting convened for the winding up of Target or for a provisional liquidator to be appointed in respect of Target and Target has not been a party to any transaction which could be avoided in a winding up. No administration order has been made and no petition for one has been presented in respect of Target. No administrator, receiver or administrative receiver has been appointed in respect of Target or any of its assets. No application for the appointment of an administrator has been made in accordance with the out of court procedure under the UK Enterprise Act 2002. Target is not insolvent, has not failed or nor is unable to pay, nor has no reasonable prospect of being unable to pay, any of its debts as they fall due, within the meaning of section 123 of the UK Insolvency Act 1986. No voluntary arrangement has been proposed under section 1 of the UK Insolvency Act 1986 in respect of Target and Target has not made or proposed any arrangement or composition with its creditors or any class of them. No distress, execution or other process has been levied on Target 's assets or action taken to repossess goods in the possession of Target. No unsatisfied judgment is outstanding against Target and no demand has been served on Target under section 123(1)(a) of the UK Insolvency Act 1986.

      SECTION 2.11 Absence of Adverse Change; Conduct of Business. Except as set forth on Schedule 2.11, since October 31, 2003, Target has conducted its business only in the ordinary course of business consistent with past practice, there has been no material adverse change in the business of Target and there is no known condition or development or contingency of any kind existing or which, so far as reasonably can be foreseen by the Sellers, may result in any such change. Without limiting the foregoing, except as set forth on Schedule 2.11, since October 31, 2003, there has not been, occurred or arisen:

                  (i) any material adverse change in the business or any material change in the operations of the business of Target, or sale or other disposition of any right, title or interest in or to any assets or properties used in the business or any revenues derived therefrom in each case other than in the ordinary course of business consistent with past practice;

                  (ii) any material adverse change in the working capital, financial condition, assets, liabilities, business or prospects of Target;

                  (iii) any loan, advance, agreement, arrangement or transaction between Target and any employees of Target, or any business or entity in which Target or an employee of Target has any direct or indirect interest, except for remuneration at rates not exceeding the rates of remuneration in effect as of October 31, 2003 and advances made to employees of Target for ordinary and customary business expenses in reasonable amounts in the ordinary course of business consistent with past practice;

                  (iv) except in the ordinary course of business consistent with past practices as set forth on Schedule 2.11(iv), any sale, assignment, transfer or grant of any license or sublicense with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset used or useful in the business of Target;

                  (v) any grant, incurrence, discharge or satisfaction of any lien or encumbrance affecting or relating to any asset of Target;

                  (vi) any incurrence or payment of any material obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice;

                  (vii) any mortgage or pledge of, or any lien placed on, any assets of Target tangible or intangible, other than liens for current real property taxes not yet due and payable, except for (a) warehousemen's mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business consistent with past practice securing sums which are not overdue, (b) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation, (c) deposits to secure public or statutory obligations of Target or (d) deposits to secure surety, appeal or customs bonds in the ordinary course of business consistent with past practice (collectively "Permitted Liens");

                  (viii) any material transaction (which shall mean any
                        transaction or series of transactions totaling $3,000.00
                        (US) or more) except in the ordinary course of business consistent with past practice;

                  (ix) except as set forth on Schedule 2.11(ix), any execution, amendment or modification of any material contract, agreement, franchise, permit, or license;

                  (x) any declaration, setting aside or payment of any dividend or other distribution on or in respect of any shares of Target's capital stock, or any issuance or direct or indirect redemption, retirement, purchase or other acquisition by Target of any shares of its capital stock or other securities;

                  (xi) any change by Target in accounting methods, principles or practices or any change in depreciation or amortization policies or rates therefore adopted by it;

                  (xii) except as set forth on Schedule 2.11(xii), any material adverse change in, relating to, or affecting the condition, assets, personnel, properties, liabilities or business of Target, including, without limitation, any material decline in sales volume from the prior year period, any material loss, through resignation, incapacity or otherwise, of the services of any key personnel, any loss of a material source of supply, or any material loss, damage or destruction to any assets of Target;

                  (xiii) any change in the Memorandum and Articles of
                        Association or other organizational documents of Target;

                  (xiv) any waiver by Target of any right or rights (alleged, contingent or otherwise), or of any payment, direct or indirect, of any liability of Target in excess of $3,000
                        (US) in any single instance or $10,000 (US) in aggregate
                        (i) before the same became due in accordance with its terms and (ii) otherwise than in the ordinary and usual course of business consistent with past practice;

                  (xv) except as set forth on Schedule 2.11(xv), any payment or commitment entered into since October 31, 2003 by Target to pay any bonus, severance, pension, termination or special compensation of any kind to any of its officers, directors, consultants, agents, or employees, any increase in the rate of remuneration payable or to become payable to any of its officers, directors, consultants, agents or employees;

                  (xvi) any purchase, sale, transfer, abandonment or other
                        disposition of assets by Target, other than purchases, sales, or leases of property in the ordinary course of business consistent with past practice;

                  (xvii) any merger or consolidation of or by Target with any other corporation, or any acquisition by it of all or any part of the stock or the business or assets, other than inventory or equipment in the ordinary course of business consistent with past practice, of any other person, firm, association, corporation or business organization;

                  (xviii) any material damage, destruction or loss (whether or not covered by insurance) to any properties or assets of Target;

                  (xix) except as set forth on Schedule 2.11(xix), any
                        execution, termination or amendment of any material contract, agreement, franchise, permit, license or other instrument by Target except in the ordinary course of business consistent with past practice or any loss or termination or to the best knowledge of the Sellers threatened loss or termination, of any material customer or supplier of Target;

                  (xx) any charitable contributions or any nonbusiness expense incurred or agreed to be incurred by Target otherwise than in the ordinary course of business;

                  (xxi) any charge-off of any bad debt by Target except in the ordinary course of business consistent with past practice and which was covered by reserves;

                  (xxii) any increase in any bad debt reserve of Target except in the ordinary course of business consistent with past practice;

                  (xxiii) any other event or condition materially and adversely affecting the properties, assets or business of Target;
                        or

                  (xxiv) except as set forth on Schedule 2.11(xxiv), any
                        understanding entered into since October 31, 2003, with respect to any commitment (contingent or otherwise) to do any of the foregoing.

      SECTION 2.12 Inventories. Target does not maintain any inventory for resale to third parties.

      SECTION 2.13 Receivables. Except for prepaid service contracts listed on
Schedule 2.13, all receivables and debts owed to Target (whether notes, accounts or otherwise) of Target (a) have arisen only from bona fide transactions in the ordinary course of business consistent with past practice, (b) represent valid obligations, and (c) shall be fully collected in the aggregate face amounts thereof within a reasonable time after the issuance thereof, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed in a manner consistent with generally accepted United Kingdom accounting principles and as reflected in the Balance Sheet, and (d) are owned by Target free of all Claims. No discount or allowance from any receivable has been made or agreed to (other than contingency payment discounts in the ordinary course of business consistent with past practice), and none represents billings prior to actual sale of goods or provision of services. Attached hereto as Schedule 2.13 is a list of all Target receivables as of July 20, 2004.

      SECTION 2.14 Taxes. Target has filed on a timely basis all returns, declarations, claims for refunds and information returns relating to Taxes (which shall mean all taxes including, without limitation, any national, local, or foreign income, gross receipts, employment, excise, stamp duty, stamp duty land tax, landfill tax, customs duties, corporation tax, withholding, national insurance contributions, capital gains tax, value added, or other tax of any kind whatsoever, including any interest, surcharge or penalty whether disputed or not, and including any amendment thereof ("Tax Returns") required to be filed on or before the date hereof with the appropriate governmental agencies or taxing authorities in all jurisdictions in which such Tax Returns are required to be filed and all such Tax Returns were correct and complete in all material respects . All Taxes which have become due or payable or required to be collected by Target or as otherwise attributable to any periods ending on or before the date hereof or the Closing Date and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full on or prior to the Closing Date (whether or not shown on any Tax Return).

      Target is not currently the beneficiary of any extension of time within which to file any Tax Return. So far as the Sellers are aware, no claim has been made by an authority in a jurisdiction where Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no tax liens against or threatened against the assets, properties or business of Target, or so far as the Sellers are aware pending against the assets, properties or business of Target. So far as the Sellers are aware, Target has not taken or failed to take any action which could create any tax lien on any of its assets.

      Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

      No Seller or director or officer (or employee responsible for tax matters) of Target expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability (which shall mean any liability, whether known or unknown, whether assessed or unassessed, and whether due or to become due) of Target either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (or employees responsible for tax matters) of Target has knowledge. Schedule 2.14 lists all national, local and foreign income tax returns filed with respect to Target for taxable periods ended on or after October 31, 2000, and indicates those tax returns that currently are the subject of an enquiry. The Sellers have delivered to Buyer correct and complete copies of all national, local or foreign tax returns, since October 31, 2000. Schedule 2.14 lists all tax agreements which now exist or have existed within the past five years between Target and any taxing jurisdiction. Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

      SECTION 2.15 Litigation. There is no (a) action, suit, claim, proceeding or investigation pending or, to the best of the Sellers' knowledge, threatened against or affecting Target (whether or not Target is a party or prospective party thereto), at law or in equity, or before or by any court, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to Target or (c) governmental inquiry pending or, to the best of the Sellers' knowledge, threatened against, involving or affecting Target, and there is no basis for any of the foregoing. Target has not received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of its business. There are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting Target, and the there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting Target or the transactions contemplated hereby. Target is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by Target pending or threatened against others.

      SECTION 2.16 Certain Practices. Except as set forth on Schedule 2.16, neither Target nor any of its directors, officers' or employees has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder Target (or assist in connection with any actual or proposed transaction) which (i) could subject Target or Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not continued in the future, could have an adverse effect on Target.

      SECTION 2.17 Compliance with Law. Neither Target nor any Seller is subject to any judgment, order, writ, injunction, or decree that materially adversely affects, individually or in the aggregate, its businesses, operations, properties, assets or condition (financial or otherwise). Target has complied with and is not in default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services. There is no existing law, rule, regulation or order, and the Sellers are not aware of any proposed law, rule, regulation or order which would prohibit or materially restrict Target or Buyer from, or otherwise materially adversely affect Target or Buyer in, conducting Target's business in any jurisdiction in which such business is now conducted.

      SECTION 2.18 Licenses and Permits. Schedule 2.18 lists all licenses, permits, pending applications, consents, approvals and authorizations of or from any public or governmental agency, used in or otherwise necessary in the conduct of Target's business, (collectively, the "Permits") each of which will remain in full force and effect following the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. A description of the Permits is set forth on Schedule 2.18, including the agency or other governmental body issuing such permits, licenses and authorizations, the expiration date of such permits, licenses and authorizations, the process by which each permit, license and authorization may be renewed and, to the best of the Sellers' knowledge, the likelihood of such renewal. Target has complied with all conditions and requirements imposed by the Permits and neither Target nor the Sellers have received any notice of, nor have reason to believe, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist. No other permits, licenses or authorizations are necessary to operate Target's business. Target owns or has the right to use the Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim, and each Permit is valid and in full force and effect, and will not be terminated or adversely affected by the transactions contemplated hereby.


      SECTION 2.19 Labor and Employee Relations.

      A. Target is not a party to nor in the process of negotiating any contract, agreement or arrangement with any trade union or other body or organization representing any of its officers, employees or workers. No application for recognition for collective bargaining purposes from any Trade Union under Schedule A1 Trade Union and Labour Relations (Consolidation) Act 1992 ("TULRCA") has been received or is anticipated by Target. No dispute has arisen between Target and a material number or category of officers, employees or workers nor are there any present circumstances known to the Sellers which are likely to give rise to any such dispute. Target has complied with all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee or other analogous body. Within the last 12 months, Target has not given notice of any redundancies to the Secretary of State, started consultations with any appropriate representatives or failed to comply with any obligation under the provisions of Chapter II of Part IV TULRCA, been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) ("TUPE") Regulations 1981, started consultation with any appropriate representatives or failed to comply with any duty to inform and consult any appropriate representatives under such Regulations. No employee has transferred into the employment of Target by virtue of the TUPE Regulations. No training schemes, arrangements or proposals exist nor have there been any such schemes, arrangements or proposals in the past in respect of which a levy may become payable by Target under the Industrial Training Act 1982.

      B. Target has maintained up-to-date, adequate and suitable records regarding the service and terms and conditions of employment or worker contracts of each of its present and former employees and workers. In particular, but without limitation, Target has maintained up-to-date, adequate and suitable records in relation to all present and former employees and workers for the purposes of the Working Time Regulations 1998.

      C. No officer, employee or worker is remunerated on a profit-sharing, bonus or commission basis. There is no contractual or discretionary share option, share incentive or other incentive scheme in operation by or in relation to Target for any of its officers, employees or workers nor is the introduction of such a scheme proposed. There has been no material alteration in the terms of employment or engagement, remuneration or benefit entitlements of any officer, employee or worker within the last six months and there are no proposals in existence and no decision has been taken relating to any change to the terms and conditions of employment of any officer, employee or worker.

      D. No outstanding offer of employment or engagement as an officer, employee or worker with Target has been made to any individual and no such offer has been accepted where the individual has yet to take up their position.

      E. There are no current or recent proposals to terminate the employment or engagement of any officer, employee or worker and no current officer, employee or worker has given notice or is under notice of termination nor are there any contracts with officers, employees or workers that cannot be terminated by Target by notice of 12 weeks or less without giving rise to a claim for damages or compensation.

      F. No amount is owing to any present or former officer, employee or worker other than remuneration accrued due since the most recent pay day, accrued holiday pay or business expenses due to be reimbursed.

      G. Target has complied with all relevant awards and orders made under any applicable statute, regulation or code of conduct and practice in respect of its employment or engagement of any present or former officer, employee or worker. Target has complied with all collective agreements, recognition agreements and customs and practices applicable to its officer, employees or workers and their employment or engagement. Target has at all relevant times complied with all its obligations under statute and otherwise concerning the health and safety at work of its employees and there are no claims which are current, pending or threatened by any officer, employee, worker or other person in respect of any accident or injury which are not fully covered by insurance.

      H. There are no outstanding claims or liabilities against Target or any of its officers, employees or workers or third party under contract, statute or at common law in respect of the employment or engagement or termination of employment or engagement of any present or former officer, employee or worker.

      I. No investigation is in progress or, so far as the Sellers are aware, planned to be made in respect of Target by the Health and Safety Executive, the Commission for Racial Equality, the Equal Opportunities Commission or the Disability Rights Commission or any similar body.

      J. Target has not, in contravention of the Companies Act 1985, entered into any arrangement involving the acquisition of non-cash assets from or disposal to, granted any loan or quasi-loan to or entered into any guarantee or credit transaction with or provided any security in connection with any loan, quasi-loan or credit transaction to or with any director or person connected with a director within the meaning of the Companies Act 1985.

      K. So far as Sellers are aware, other than the employees listed in
Schedule 2.20, there are no current or former workers (including consultants) engaged by Target that could be regarded as an employee of Target for taxation and/or employment law purposes.

      SECTION 2.20 Certain Employees. Set forth in Schedule 2.20 is a list of the names of all of Target's employees and consultants, together with the title or job classification of each such person and the base annual remuneration paid to each such person in fiscal year 2003 and anticipated to be paid in fiscal year 2004. Except as set froth on Schedule 2.20, as of the Closing Date, Target is not engaged any consultants or independent contractors to perform services for Target.

      SECTION 2.21 Employee Benefits. Set forth on Schedule 2.21 is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements to which employees of Target may be entitled together with details of holiday, and notice entitlement.

      SECTION 2.22 Tangible Properties. Schedule 2.22 contains a true and complete list of all tangible personal property owned by or leased to Target (the "Tangible Personal Property") which has an original cost basis of at least Two Thousand Dollars (US) ($2,000.00). Except as shown on Schedule 2.22, Target has good and marketable title free and clear of all Claims to the Tangible Personal Property listed as owned by Target. With respect to Tangible Personal Property leased by Target as lessee, all leases, conditional sale contracts, franchises or licenses pursuant to which Target may hold or use (or permit others to hold or use) such Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. Target's possession and use of such property has not been disturbed and no claim has been asserted against Target adverse to its rights in such leasehold interests. All Tangible Personal Property is adequate and usable for the purposes for which it is currently used and has been properly maintained and repaired and each item of Tangible Personal Property, whether owned or leased, is in good operating condition and repair and has been properly maintained. During the past three (3) years, there has not been any interruption of the operations of Target's business due to the condition of any of the Tangible Personal Property other than in the ordinary course of business consistent with past practice.

      SECTION 2.22A Information Technology All computer hardware, software (except Software covered in Section 2.42 hereof), networks and/or other information technology, whether or not tangible Person Property or intangible but stored on tangible media (collectively "Information Technology") used by Target is either validly owned by or validly leased or licensed to Target. No records, systems, controls data or information of Target are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Target. Except as set forth on Schedule 2.22A, the Information Technology: (a) has the capacity and performance necessary to fulfill the present requirements of Target; (b) has adequate security and back-ups to ensure that breaches of security, errors and breakdowns are kept to a minimum and that no material disruption will be caused to Target in the event of a breach of security, error or breakdown; and (c) is adequately documented by written technical description and manuals so as to enable it to be used and operated by any reasonably qualified personnel. All software used on or stored or resident in the Information Technology is lawfully held and its use by Target is in accordance with the terms on which it has been licensed to Target and all copies held by Target have been lawfully made.

      SECTION 2.23 Owned Premises. Target does not own the freehold of any real estate or buildings and other structures located on real estate.

      SECTION 2.24 Leased Premises. Schedule 2.24 sets forth a true and complete list and description of each parcel of real property leased by Target (the "Leased Parcels"). Each lease covering a Leased Parcel is in full force and effect (there existing no default under any such lease or event which, with the lapse of time or notice or otherwise, would constitute a default), conveys the leased real estate purported to be conveyed thereunder, and is and will be following the Closing enforceable by Target in accordance with its terms. Target has the right to use the Leased Parcels in accordance with the terms of such leases free and clear of all Claims or other interests or rights of third parties, except those which do not or would not have a material adverse effect on the Leased Parcels as used by Target. The possession of such property by Target has not been disturbed and, to the best of the Sellers' knowledge, no claim has been asserted against Target adverse to its rights in such leasehold interests. To Sellers' knowledge, each structure located on each Leased Parcel is structurally sound, adequately maintained and is in good condition and repair consistent with the uses to which it is presently being put or intended to be put. To Sellers' knowledge, all structures, improvements and fixtures on the Leased Parcels and the current uses of the Leased Parcels conform to any and all applicable federal, state and local laws, building, health and safety and other ordinances, laws, rules and regulations. No notice from any governmental body or other person has been served upon, or received by, Target or any Seller claiming any violation of any such ordinance, law, rule or regulation, or requiring any substantial work, repairs, reclamation, construction, alterations or installation on or in connection with any Leased Parcel or any structure, improvement or fixture thereon which has not been complied with or that any right of access or other right enjoyed by Target is being modified or terminated. There is no material violation of any covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of any Leased Parcel. There is no pending or threatened condemnation or similar proceedings or assessments affecting any of the Leased Parcels, nor to the Sellers' best knowledge is any such condemnation or assessment contemplated by any governmental authority.

      SECTION 2.25 Environmental Matters.

            (a) (i) Target has conducted its business in compliance in all material respects with all applicable Environmental Laws (as defined below), including without limitation by having all Permits required under any Environmental Laws for the operation of Target's business; (ii) to Sellers' knowledge, no Hazardous Substances (as defined below) are present on any Leased Parcels; (iii) Sellers have not received any notices, demand letters or requests for information from any governmental or regulatory authority or other Person indicating that Target is or may be in violation of, or liable under, any Environmental Law, or relating to any of the assets or former assets of Target;
(iv) to Sellers' knowledge, no reports have been filed, or are required to be filed, by (or relating to) Target concerning any Hazardous Substance or any Environmental Law; (v) no Hazardous Substance has been disposed of, released or transported by or on behalf of Target from any Leased Parcels or as a result of any activity of Target; (vi) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any Environmental Law conducted by or for or which are in the possession of Sellers relating to the activities of Target and (viii) any reports regarding the presence of Hazardous Substances present on Leased Parcels, or any reports relating to employee health and safety or occupational conditions at the Leased Parcels have been provided to Buyer.

            (b) As used in this Agreement, "Environmental Law" means any federal, national, state, local or foreign law, statute, ordinance, rule, regulation, Permit, order, requirement or agreement with any governmental or regulatory authority relating to (i) the protection, preservation or restoration of the environment, (ii) the use, storage, generation, transportation, processing, production, release or disposal of Hazardous Substances, (iii) the protection of employee health and safety as required by applicable Laws, or (iv) the protection or preservation of public health, in each case as amended and in effect on the Closing Date.

            (c) As used in this Agreement, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any governmental or regulatory authority or any Environmental Law, including without limitation any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, asbestos or asbestos containing material.

      SECTION 2.26 Insurance. Target is, and will be through the Closing, adequately insured with responsible insurers in respect of its properties, assets and businesses against risks normally insured against by companies in similar lines of business under similar circumstances. Schedule 2.26 correctly describes (by type, carrier, policy number, limits, premium, and expiration date) the insurance coverage carried by Target, which insurance will remain in full force and effect with respect to all events occurring prior to the Closing. Except as set forth on Schedule 2.26, Target has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, has not received notice of cancellation or non-renewal of any such policy or binder, is not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, has not received notice of any insurance premiums which will be materially increased in the future, and is not aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

      SECTION 2.27 Outstanding Commitments. Schedule 2.27 sets forth a description of all existing contracts, agreements, understandings, commitments, licenses and franchises (collectively "Agreements"), whether written or oral, relating to Target which involve amounts in excess of $2,000 (US). Target has delivered or made available to Buyer true, correct and complete copies of all of the Agreements specified on Schedule 2.27 which are in writing, and Schedule
2.27 contains an accurate and complete description of all Agreements which are not in writing. Target has paid in full all amounts due as of the date hereof under each Agreement identified in Schedule 2.27 and as of the Closing Date will have satisfied in full all of its liabilities and obligations thereunder due in the ordinary course of business consistent with past practice prior to the Closing. All of the Agreements described in Schedule 2.27 are in full force and effect. Except as set forth on Schedule 2.27, Target and each other party thereto have performed all the obligations required to be performed by them to date, have received no notice of default and, to Sellers' knowledge, are not in default (with due notice or lapse of time or both) under any Agreement. Except as set forth in Schedule 2.27, none of the Agreements imposes any geographic or other material limitations on Target's ability to conduct its business as currently conducted. Target has no present expectation or intention of not fully performing all its obligations under each Agreement, and Target has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which Target is a party. None of such Agreements has been terminated, no notice has been given by any party thereto of any alleged default by any party thereunder, and Target is not aware of any intention or right of any party to default another party to any such Agreement. There exists no actual or, to the knowledge of Target or the Sellers, threatened termination, cancellation or limitation of the business relationship of Target with any party to any such Agreement. The consummation of the transactions contemplated by this Agreement will not result in a material breach or termination of any of the Agreements.

      SECTION 2.28 Intellectual Property. To the extent material to the conduct of Target's business, Schedule 2.28 sets forth a list of all patents, inventions, know-how, show-how, registered designs, design rights, database rights, trade secrets, copyrights, maskrights, trademarks (whether registered or unregistered and including community trademarks), tradenames, servicemarks, domain names, manufacturing processes, formulae, trade secrets, technology or the like, and all applications for any of the foregoing, (collectively "Target Intellectual Property") owned, controlled or used by Target, together in each case with a brief description of the nature of such right. Except for third party software listed on Schedule 2.42 hereto, all Target Intellectual Property is solely owned by Target as legal and beneficial owner free of any Claims.

      Except as set forth on Schedule 2.28, all Target Intellectual Property is, where applicable, valid and in full force and all applications listed therein as pending have been prosecuted in good faith as required by law and are in good standing. Target has used all efforts set forth on Schedule 2.28 to protect the validity, enforceability, and subsistence of any of the Target Intellectual Property and to Sellers' knowledge, nothing has been done or omitted to be done whether by Target or, to Sellers' knowledge, by any person, which would jeopardize the validity and enforceability or subsistence of any of the Target Intellectual Property. Target has delivered or made available to Buyer true and complete copies of all of the Target Intellectual Property rights to the extent embodied in any writing, including, without limitation, all applications, licenses, commitments and other agreements, including all amendments and supplements thereto and modifications thereof, and Schedule 2.28 (or, with respect to Software, Schedule 2.42) includes a description of any such item that is not in writing. Except as set forth on Schedule 2.28, to Sellers' knowledge, there has been no infringement by Target with respect to any intellectual property rights or confidential information of others. None of the Target Intellectual Property is involved in any interference or opposition proceeding, and there has been no written notice received by Target or any other indication that any such proceeding will hereafter be commenced. Target has used all efforts set forth on Schedule 2.28 to protect the Target Intellectual Property against infringement by others and to preserve its trade secrets and confidential or proprietary information. To Seller's knowledge, Target does not have any basis for provoking or initiating an interference or opposition proceeding with respect to any intellectual property held or used by others, and does not have any basis for believing that any of the Target Intellectual Property is being infringed by others. All of the rights, licenses, contracts and other agreements regarding Target Intellectual Property listed or described in Schedule 2.28 are legally valid and binding and in full force and effect. Target is not in material default under any license, contract or other agreement regarding the Target Intellectual Property, and to Seller's knowledge, there are no defaults by any other party to any such license, contract or other agreement. None of Target's rights thereunder will be impaired by the consummation of the transactions contemplated hereby, and all of Target's rights thereunder will be enforceable immediately after the Closing without the consent or agreement of any other party. Except as described in Schedule 2.28 (or with respect to the NCC Escrow Agreement, Schedule 2.42), Target has not granted any person or entity any right to use any of the Target Intellectual Property for any purpose.

      SECTION 2.29 Proprietary Information of Third Parties. No third party has claimed or to the knowledge of Sellers has reason to claim that any person employed by or affiliated with Target has (a) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from Target which suggests that such a claim might be contemplated.

      To the knowledge of Sellers, no person employed by or affiliated with Target has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and no person employed by or affiliated with Target has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of Target, and the Sellers have no reason to believe there will be any such employment or violation. To the best of the Sellers' knowledge, as of the date of Closing, none of the execution or delivery of this Agreement, or the carrying on of Target's business as officers, employees or agents by any officer, director, employee or consultant of Target, or the conduct of Target's business, conflicts with or results in a material breach of the terms, conditions or provisions of or constitutes a material default under any contract, covenant or instrument under which any such person is obligated.

      Target has taken all steps set forth in Schedule 2.28 to protect Target's rights in confidential information and trade secrets of Target. Without limiting the foregoing, except as set forth on Schedule 2.29, Target has and enforces a policy of requiring each employee, consultant, contractor and potential business partner or investor to execute proprietary information, confidentiality and assignment agreements, or employment agreements including confidentiality and assignment provisions, substantially consistent with Target's standard forms thereof (complete and current copies of which have been delivered to Buyer). Except under confidentiality obligations and except as set forth on Schedule 2.29, there has been no material disclosure of any Target confidential information or trade secrets. No current or former employee or consultant has any claim of ownership or rights in the Target Intellectual Property.

      Target has valid registrations for each of the domain names set forth in
Schedule 2.28. Target's registration of each of the domain names is free and clear of any Claims and is in full force and effect. Target has paid all fees required to maintain each registration. Except as set forth on Schedule 2.28, none of Target's registrations or use of the domain names has been disturbed or placed "on hold" and no claim (oral or written) has been asserted against Target adverse to its rights to such domain names. All material appearing on the website "Wisehealthcare" currently operated by Target and pointed to by the domain name wisehealthcare.net and others (the "Website"), save for any hypertext links to third party sites, is owned by or licensed to Target under an express license.

      SECTION 2.30 Significant Customers and Suppliers. Set forth on Schedule
2.30 is a list of the eighteen (18) largest customers and at least the five (5) largest suppliers of Target for the thirty one month period ended May 31, 2004, together with the amount of sales or purchases attributable to such customers or suppliers expressed in pounds and as a percentage of total sales or purchases, as the case may be. Except as set forth on Schedule 2.11(xix) or Schedule 2.30, no customer or supplier which was significant to Target during the past three years, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to Target, as the case may be. Copies of the standard forms of purchase or supply contracts of Target and sales contracts, to the extent such exist in writing, are set forth in Schedule 2.30.

      SECTION 2.31 Banks, Brokers and Proxies. Schedule 2.31 sets forth:

            (a) the name of each bank, investment manager, trust company and stock or other broker with which Target maintains an account or from which it borrows money;

            (b) the names of all persons authorized by Target to effect transactions therewith, or to have access to any safe deposit box or vault;

            (c) any charges or security interests grants to secure indebtedness of Target;

            (d) all proxies, powers of attorney, agency agreements or other like instruments to act on behalf of Target or the Sellers in matters concerning the business or affairs of Target.

      SECTION 2.32 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Target has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

      SECTION 2.33 Transactions With Affiliates. Except as set forth on Schedule 2.33, no director, officer or employee of Target, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with Target, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

      SECTION 2.34 Records. The minute books, stock certificate books and stock transfer ledgers of Target are complete and correct in all material respects with respect to the matters set forth therein and have been maintained in a manner consistent with good business practice.

      SECTION 2.35 Projections; Working Capital. The projections of Target's future operations (the "Projections") provided to Buyer by the Sellers, a copy of which is attached hereto as Schedule 2.35, have been prepared by Target in good faith based on the best knowledge, information and belief of the Sellers and other members of Target's management. The basis on which the Projections were made were reasonable when made, and since the date when made there have been no occurrences, developments or facts which would cause the Sellers to believe either that the Projections are not reasonable or that the assumptions on which they are based are incorrect. Based on current circumstances and reasonably projected needs, Target has and to the knowledge of Sellers will have sufficient available working capital with which to operate its business as currently conducted and intended to be conducted through at least the end of calendar year 2004.

      SECTION 2.36 Data Protection Act.

            (a) Target has complied with all relevant provisions of the Data Protection Act 1984 (as amended, and where such provisions have not been superseded by the Data Protection Act 1998) and the Data Protection Act 1998 ("DPA") and the principles contained in the DPA.

            (b) Except as registered or notified under the DPA, Target has either not held or processed any personal data or is exempt from registering or notifying under the DPA under one of the exemptions contained in the DPA.

            (c) Insofar as personal data are subject to registration or notification:

                  (i) Target has at all times maintained full and accurate registration or notification under the DPA and has operated wholly within the terms of such registration or notification;

                  (ii) no disclosure has taken place outside the terms of the Target's registration or notification.

            Complete and accurate particulars of the registrations described in this Section 2.36(c) are set forth on Schedule 2.36.

            (d) Target has not been served with a notice under sections 10, 11 or 12 of the Data Protection Act 1998.

            (e) Target has not been served with any information, notice (including, without limitation, any enforcement notice), letter or complaint under the DPA nor to Sellers' knowledge are there any circumstances which might give rise to Target being served with such a notice in the future.

      SECTION 2.37 Product Liability. Target has not manufactured, sold or provided any product or service which does not in every material respect comply with all applicable laws, regulations or standards or which is defective or dangerous in any material way or not in material accordance with any representation or warranty, express or implied, given in respect of it.

      SECTION 2.38 Management Accounts. Target's management accounts have been carefully prepared on a basis consistent with the financial statements, fairly reflect the trading position of Target as at their date and for the period to which they relate and are not affected by any extraordinary, exceptional, unusual or non-recurring income, capital gain or expenditure or by any other factor known by the Sellers rendering profits or losses for the period covered exceptionally high or low.

      SECTION 2.39 Open Source Materials. Except as set forth on Schedule 2.39, Target has not: --------------------- -------------

            (a) incorporated or combined Open Source Materials (as defined below) with the Target Intellectual Property;

            (b) distributed or licensed Open Source Materials in conjunction with any Target Intellectual Property; or

            (c) used Open Source Materials that create, purport to create, grant or purport to grant any rights, immunities or obligations for Target in respect to the Target Intellectual Property (including, but not limited to, using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be:

                  (i)   disclosed or distributed in source code form;

                  (ii)  licensed for the purpose of making derivative works; or

                  (iii) redistributable at no charge.

      (d) For purposes hereof, the term "Open Source Materials" means any publicly available software or material that contains or is derived from, or is distributed or licensed as:

                  (i)   free software;

                  (ii)  open source software; or

                  (iii) under a similar licensing or distribution arrangement
                        (e.g. including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License
                        (LGPL), Mozilla Public License, the Artistic License, the Netscape Public License, the Apache License and the Sun Community Source License (SCSL) and the Sun Industry Standards License (SISL)).

      SECTION 2.40 Disclosure. No representation or warranty of Sellers contained in this Agreement or any of the other Seller Documents and no written statement or disclosure made by or on behalf of Sellers to Buyer pursuant to this Agreement or any of the other Seller Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make any such representation, warranty or statement under the circumstances in which it was made, not misleading. To Seller's knowledge there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of Target that have not been set forth in this Agreement or otherwise disclosed to Buyer in writing.

      SECTION 2.41 Tax Status of Sellers. Each of the Sellers hereby represents and warrants that he or she is not a resident of the United States for federal income tax purposes.

      SECTION 2.42 Software.

            (a) Schedule 2.42(a) lists (i) all Software (as defined below) (other than off-the-shelf software applications programs having an acquisition price of less than $1,000 (US)) which is owned, licensed to or by Target, leased to or by Target, or otherwise used by Target, and identifies which Software is owned, licensed, leased or otherwise used, as the case may be and (ii) lists all Software sold, licensed, leased or otherwise distributed by Target to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed as the case may be. There is no software owned by any third parties that is included in any Software. All Software listed in Schedule 2.42(a) which Target owns was either developed (i) by employees of Target within the scope of their employment where the contracts of employment between Target and the employees, or applicable law regarding employer-employee relationships, provide for Target to own all rights in and to the Software, or (ii) by independent contractors pursuant to enforceable written agreements under which all ownership and possession of any intellectual property in the Software has passed into the sole ownership of Target, and none of the Software incorporates any software or other materials that have not been so developed. Target has delivered or made available to Buyer true and complete copies of all contracts of employment, assignments and agreements referred to in (i) and (ii) of the preceding sentence.. For purposes hereof, the term "Software" means any and all of the following which are owned by Target: (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (D) the technology supporting any internet site(s) operated by or on behalf of Target and (E) all documentation, including user manuals and training materials, relating to any of the foregoing. All persons who were but are no longer employees or contractors of Target and who worked on the Software have, to Seller's knowledge, parted on good terms and no such person has ever indicated to Target or Sellers any intent to claim or any interest in claiming any Target Intellectual Property in the Software. Target is in possession of all source code to the Software including, without limitation, source code listings, flowcharts and comments thereto and Target has reasonably documented such source code in a manner that would enable a reasonably competent programmer to use and modify that source code. Except as set forth on Schedule 2.42(a), no person other than Target and its current and duly authorized employees has any source code for the Software or is entitled to possess or use that source code in any way (including under a source code escrow agreement). Except as set forth on Schedule 2.42(a), there are no escrow agreements or other arrangements or understandings in force under which any third party might contingently become entitled to such use or possession, nor is any person entitled to require such an escrow agreement to be entered into by Target.

            (b) All Software is not free from bugs, and has not, as of the Closing, demonstrated any significant defect or programming or documentation error which would have a material impact upon Target's operations, and the Software operates in a reasonably efficient business manner, conforms to the specifications thereof, if applicable, and, with respect to the Software owned by Target, the applications can be compiled from their associated source code by reasonably competent programmers familiar with the source code without undue burden. Target has furnished the Purchaser with all required documentation relating to use, maintenance and operation of the Software. The Software complies with all specifications and performance standards related thereto as set forth in Schedule 2.42(b).

      SECTION 2.43 Pensions. For the purposes of this Section 2.43,

        `Disclosed                        Schemes' means the SSAS,
                                          the Stakeholder Scheme, the
                                          Medical Expenses Scheme and
                                          the PHI Scheme.

        `SSAS'                            means the Wise Systems
                                          Limited Retirement and
                                          Death Benefits Scheme
                                          constituted and currently
                                          governed by a Definitive
                                          Deed and Rules made between
                                          the Target and the trustees
                                          named therein dated 26 June
                                          1989 fully insured with AXA
                                          Sun Life plc.
        `Stakeholder                      Scheme' means the
                                          stakeholder pension scheme
                                          fully insured with AXA Sun
                                          Life plc designated by the
                                          Target for the purposes of
                                          the Welfare Reform and
                                          Pensions Act 1999.
        `Medical                          Expenses Scheme' means the
                                          medical expenses insurance
                                          scheme insured with Norwich
                                          Union provided by the
                                          Target for the benefit of
                                          its employees.
        `PHI                              Scheme' means the permanent
                                          health insurance scheme
                                          provided by the Target for
                                          the benefit of Andrew
                                          Underhill.
        `Personal                         Pensions' Means the
                                          personal pension
                                          arrangements in place for
                                          Andrew Underhill and Martin
                                          Richards

      A. Save for the Disclosed Schemes, there is not in operation, and no proposal has been announced to enter into or establish any agreement, arrangement, custom or practice (whether legally enforceable or not or whether or not approved by the Board of the Inland Revenue for the purposes of Chapter 1 of Part XIV of the Income and Corporate Taxes Act 1988 ("ICTA") to which the Target contributes or has contributed (or promises to provide on an unfunded basis) for the payment of any pensions, allowances, lump sums or other like benefits on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement, for the benefit of any current or former employee or director of the Target or for the benefit of the dependants of any such current or former employee or director.

      B. All particulars of the Disclosed Schemes reasonably required to permit the Buyer to form a true and fair view of the benefits provided, or to be provided (including contingent benefits) have been disclosed to the Buyer and/or the Buyer's advisors.

      C. All contributions which are payable by the Target in respect of the Disclosed Schemes and to the Personal Pensions and all contributions due from the employees of the Target as members of them have been duly made and the Target has fulfilled all its obligations under them.

      D. So far as the Sellers are aware, the SSAS has been administered in accordance with all requirements of the Pension Schemes Act 1993, the Pensions Act 1995 and in accordance with the trusts, powers and provisions of it and all other applicable laws, regulations and requirements of any competent governmental body or regulatory authority.

      E. As at the Closing Date, no undertakings or assurances have been given to any employee of the Target as to the continuance, introduction, increase or improvement of any pension rights or entitlements.

      F. No power to augment benefits in the SSAS has been exercised.

      G. All benefits (other than a refund of contributions with interest where appropriate) payable on the death of a member while in service under the SSAS, or during a period of sickness or disability of a member under the Medical Expenses Scheme and the PHI Scheme are fully insured under a policy effected with an insurance company to which section 659B ICTA applies and the Sellers are not aware of any circumstances in which such insurance would be invalidated.

      H. So far as the Sellers are aware, the SSAS and the Stakeholder Schemes are exempt approved schemes under ICTA and the Sellers are not aware of any reasons why any such approval could be withdrawn.

      I. All consultancy, legal or other expenses have been paid and no such services have been proved for which an account has not been rendered.

      J. No claim has been threatened or made or litigation commenced against the trustees or administrator or against the Target or any other person whom the Target is or may be liable to indemnify or compensate in respect of any matter arising out of or in connection with the SSAS and so far as the Sellers are aware, there are no circumstances which may give rise to any such claim or litigation.

      K. The Target has complied with all of its obligations (if any) relating to stakeholder pension schemes under the Welfare Reform and Pensions Act 1999.

      L. No person holds as an asset of the SSAS any securities issued by, properties leased to or occupied or previously owned by, and no loans have been made out the assets of the SSAS which are, at the date of Closing outstanding to, the Sellers or the Target.

      M. No assurance, promise or guarantee (whether oral or written) has been made or given to members of the Personal Pensions of any particular level or amount of benefits to be provided for or in respect of him under his personal pension scheme on retirement, death or leaving service and the Target may terminate any obligation it may have to contribute to his personal pension scheme without incurring any liability to him under any agreement or arrangement with him.

      N. The only member of the SSAS is and always has been Martin Richards.

         ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

      Each of Buyer and Parent, as set forth below, represents and warrants to the Sellers as follows:

      SECTION 3.01 Investment Intent. The Buyer is acquiring the Shares for its own account and not with the view to the distribution thereof (provided always that the Sellers acknowledge that the Buyer is a wholly-owned subsidiary of Parent and neither Buyer nor Parent shall be prevented from transferring the Shares within Parent's group of companies).

      SECTION 3.02 Organization. Buyer is duly incorporated, validly existing and in good standing under the laws of England and Wales and is duly qualified to purchase the Shares. Parent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on Parent's business.

      SECTION 3.03 Buyer Power and Authority. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby (the "Buyer Documents"). Parent has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby (the "Parent Documents"). The execution, delivery and performance of this Agreement, Buyer Documents and Parent Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by Buyer and Parent, as appropriate. This Agreement, and each of the other Buyer Documents to be executed and delivered by Buyer, and each of the other Parent Documents to be executed and delivered by Parent, have been duly executed and delivered by, and constitute the valid and binding obligation of Buyer and Parent, respectively, enforceable against Buyer and Parent in accordance with their terms.

      SECTION 3.04 Validity, Etc. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any breach of any trust agreement, certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to Buyer or Parent, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which Buyer or Parent is a party or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or Parent, which in the case of any of (i) - (v), would materially impair Buyer's or Parent's ability to consummate the transactions contemplated hereby.

      SECTION 3.05 SEC Compliance. Since June 30, 2003, Parent has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. None of such forms, reports or documents at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 3.06 Intent of Buyer and Parent. Buyer and Parent intend from and after Closing to pursue diligently the business of Target as it is presently conducted as a primary focus of the business of Buyer and Parent during the three-year period beginning on the date of Closing. Notwithstanding the terms of this Section 3.06, upon a Release Event (as such term is defined in Section 3(b) of the Stock Escrow Agreement), Buyer's and Parent's obligations under this
Section 3.06 shall terminate.

                ARTICLE IV CONDITIONS TO THE BUYER'S OBLIGATIONS

      The obligation of Buyer to pay the Purchase Price on the Closing Date and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by Buyer in its sole discretion:

      SECTION 4.01 Director/Shareholder Approval. The Board of Directors of Buyer shall have approved this Agreement and the transactions contemplated hereby on or before the Closing Date or such later date as may be agreed upon by the parties.

      SECTION 4.02 No Material Adverse Economic Event. There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, or other extraordinary event affecting securities on any public securities exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (iii) any material limitation (whether or not mandatory) by any governmental authority on, or any other event which might affect the extension of credit by, lending institutions, or (iv) in the case of any of the foregoing existing on the Closing Date a material acceleration or worsening thereof.

      SECTION 4.03 Consents. All requisite governmental approvals and consents of third parties as required to be received to prevent any material license, permit or agreement relating to the business from terminating prior to its scheduled termination, or any indebtedness of Target from becoming due or being subject to becoming due as a result of the consummation of the transactions contemplated hereby, shall have been obtained to the satisfaction of Buyer.

      SECTION 4.04 Representations and Warranties True. All of the representations and warranties of the Sellers contained in this Agreement or in any Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date. On the Closing Date, the Sellers shall have executed and delivered to Buyer a certificate, in form and substance satisfactory to Buyer and its counsel, to such effect.

      SECTION 4.05 Performance. The Seller shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the Closing Date. The Sellers shall have executed and delivered to Buyer a certificate, in form and substance satisfactory to Buyer and its counsel, in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

      SECTION 4.06 No Adverse Change. No change shall have occurred or be threatened in the condition (financial or other) of Target, the results of its operations, properties, assets, liabilities or businesses which has been or is or is reasonably likely to be materially adverse to its operations, properties, prospects, assets or condition (financial or other).

      SECTION 4.07 Obligations of the Sellers. Except as contemplated by this Agreement, all debts and other obligations owed or required to be performed by the Sellers their affiliates (or any business entity owned or controlled by the Sellers or their affiliates) to Target shall have been paid or discharged in full on or before the Closing Date. All agreements between Target and the Sellers and their affiliates shall have terminated on or before the Closing Date at no cost to Target.

      SECTION 4.08 Resignations. Target shall have received written resignations from Susan Richards as a Director and as Secretary of Target and from Martin Richards as a Director of Target which resignations shall be in a form reasonably required by Buyer and Target.

      SECTION 4.09 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby, or (ii) which has had or may have a materially adverse effect on the condition, financial or otherwise, or prospects of the Target. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting Target or any Seller shall be pending, and neither Target nor any Seller shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

      SECTION 4.10 Investigation Satisfactory. The Buyer shall be satisfied in all respects with the results of its investigation of the properties, prospects and affairs of Target.

      SECTION 4.11 Closing Date. The Closing shall have occurred on or before July 31, 2004 or such later date as may be agreed on by the parties.

      SECTION 4.12 Employment Agreements. Martin Richards and Andrew Underhill shall each have entered into a Service Agreement with Buyer in form and substance satisfactory to Buyer.

      SECTION 4.13 Non-Competition Agreements. Sellers shall each have entered into a Non-Competition Agreement with Buyer in form and substance satisfactory to Buyer.

      SECTION 4.14 Closing Documents. The Sellers shall have delivered the Certificates representing the Shares, duly endorsed to Buyer, and all of the resolutions, certificates, documents and instruments required by this Agreement.

      SECTION 4.15 Escrow Agreements. The Buyer, Parent and Sellers shall have entered into the Cash Escrow Agreement and the Stock Escrow Agreement.

      SECTION 4.16 Approval of Buyer and Its Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Sellers hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to Buyer and its counsel.

      SECTION 4.17 Audited Financial Statements. Buyer shall have received from Target audited financial statements for Target's two (2) most recently completed fiscal years which audited financial statements shall be in a form reasonably acceptable to Buyer and its independent certified public accountants.

      SECTION 4.18 James Wilson Acknowledgement and Release Agreement. Buyer shall have received an Acknowledgement and Release Agreement executed by James
L. Wilson that (the contents of his payment request dated 18 December 2003 notwithstanding) he has had and continues to have no interest in the issued or to be issued share capital of either the Target or the Parent and will at no stage assert any rights in respect of same.

      SECTION 4.19 Consultancy Agreements. The following independent contractors / consultants: Dean Waghorn and Paul Freeland, shall have entered into a Consultancy Agreement with Target in form and substance satisfactory to Buyer.

                 ARTICLE V CONDITIONS TO THE SELLERS OBLIGATIONS

      The obligation of the Sellers to sell the Shares to Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Seller in its sole discretion:

      SECTION 5.01 Representations and Warranties to be True and Correct. The representations and warranties contained in Article III shall be true, complete and correct, on and as of the Closing Date, as if made on and as of such date, and Buyer and Parent shall each have delivered to the Sellers a certificate, in form and substance satisfactory to the Sellers and their counsel, to such effect.

      SECTION 5.02 Performance. The Buyer shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date including, but not limited to payment of the Purchase Price as set forth in Section 1.02 hereof, and Buyer and Parent shall each have delivered a certificate to the Sellers, in form and substance satisfactory to the Sellers and its counsel to such effect.

      SECTION 5.03 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting Buyer shall be pending, and Buyer shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

      SECTION 5.04 Closing Documents. The Buyer shall have delivered the Purchase Price and all of the resolutions, certificates, documents and instruments required by this Agreement.

      SECTION 5.05 Approval of the Sellers and Their Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Sellers and their counsel.

      SECTION 5.06 Execution of Cash Escrow Agreement and Stock Escrow Agreement. The Buyer, Parent, and Sellers shall have entered into the Cash Escrow Agreement and the Stock Escrow Agreement.

                           ARTICLE VI INDEMNIFICATION

      6.01 Indemnification of Buyer. Subject to Section 6.03 hereof, provided that Buyer makes a written claim for indemnification against the Sellers prior to the expiration of any applicable survival period, and except as otherwise provided in this Agreement, the Sellers will jointly and severally indemnify and hold Buyer, its subsidiaries (including Target after Closing) and their respective stockholders, directors, officers, employees and agents (collectively, the "Buyer Parties") harmless from and against the entirety of any losses, costs, expenses, damages, obligations, claims, contingencies and other Liabilities (including reasonable attorney's, accountant's and expert's fees and expenses) (collectively, "Losses") suffered or incurred by Buyer Parties resulting from, arising out of, relating to or caused by: (a) the breach or inaccuracy of any representation or warranty made by any Seller in this Agreement or any other Seller Document or any certificate delivered by Sellers relating thereto; (b) the breach or inaccuracy of any covenant or agreement made by any Seller in this Agreement or any other Seller Document; or (c) any Liability, lawsuit, claim or proceeding existing at or prior to the Closing or arising out of any act or transaction or failure to act involving Target that occurred prior to the Closing, or arose out of facts or circumstances that existed at or prior to the Closing that in each case, are related to Target, the assets of Target or the operation or conduct of Target's business, to the extent not reflected as a Liability on the final Closing Date Balance Sheet. The indemnification by the Sellers of Buyer Parties shall be joint and several.

      6.02 Indemnification of the Sellers. Subject to the provisions of Section 6.03, provided that the Sellers make a written claim for indemnification against Buyer, and except as otherwise provided in this Agreement, Buyer will indemnify and hold the Sellers, their affiliates and their respective agents (collectively, the "Seller Parties") harmless from and against the entirety of any Losses suffered or incurred by the Seller Parties resulting from, arising out of, relating to or caused by: (a) the breach of any representation or warranty made by Buyer in this Agreement or any other Buyer Document or any certificate delivered by Buyer relating thereto; (b) the breach or inaccuracy of any covenant or agreement made by Buyer in this Agreement or any other Buyer Document; (c) any Liabilities of Target that arise after the Closing, except to the extent that such Liabilities are attributable to (i) any event or circumstance for which any Buyer Indemnified Party is entitled to indemnification pursuant to Section 6.01 or (ii) any actions, omissions or other facts or circumstances taken by or on behalf of Target or existing on or prior to the Closing Date.

      6.03 Limitations on Indemnification.

            (a) Notwithstanding the foregoing and except as otherwise provided in this Agreement, the Sellers will not be required to indemnify and hold harmless Buyer Parties from and against Losses arising under Section 6.01 unless each individual Loss (or series of related Losses arising out of or relating to the same transaction or set of facts) is at least equal to Seven Thousand Five Hundred Dollars (US) ($7,500) and the aggregate amount of all such Losses exceeds Twenty Two Thousand Five Hundred Dollars (US) ($22,500) (the "Indemnification Threshold"), after which, the Sellers will be obligated to indemnify and hold harmless Buyer Parties from and against the full amount of any and all Losses. Subject to the terms of the Cash Escrow Agreement and the Stock Escrow Agreement, the Buyer may satisfy any indemnification claims by offset against the Note, the Cash Escrow Funds or the Stock Escrow Funds. The preceding sentence shall not be deemed to limit Buyer's right to seeking additional remedies against Sellers for indemnification claims hereunder.

            (b) Notwithstanding the foregoing and except as otherwise provided in this Agreement, Buyer will not be required to indemnify and hold harmless the Seller Parties for Losses arising under Section 6.02 caused by any inaccuracy of a representation or breach of a warranty until the aggregate amount of such Losses exceeds the Indemnification threshold, after which, Buyer will be obligated to indemnify and hold harmless the Seller Parties for the full amount of any and all Losses; provided, however that the Indemnification Threshold shall not apply to the post closing obligations of Parent and Buyer pursuant to
Article VII hereof.

            (c) Indemnification under this Article will constitute the sole remedy for Losses incurred that are indemnifiable pursuant to Sections 6.01(a), 6.01(b), 6.02(a) and 6.02(b), except that the foregoing will in no way limit the rights of an Indemnified Party (as defined below) for any fraud or intentional misconduct by a party in connection with this Agreement, the documents executed in connection herewith or the transactions contemplated hereby.

            (d) Notwithstanding any contrary provisions of this Article, the amount of any Losses for which indemnification is provided under this Article will be net of any amounts recovered by the Indemnified Party under insurance policies with respect to any such Losses; provided that any such insurance proceeds will be reduced by any premium increases resulting from such Loss and costs incurred with respect to the collection of such insurance proceeds.

            (e) Notwithstanding any other provision of this Agreement to the contrary, in no event will either the Buyer's or Sellers' aggregate liability for Losses under this Article VI, exceed the Purchase Price paid hereunder, except that Sellers liability with respect to any Loss that arises out of a claim related to Section 2.28 hereof shall be limited to One Million Dollars
(US) ($1,000,000). In no event will Sellers be liable for any Losses directly and solely attributable to modifications made by any Buyer Party to Target Intellectual Property after the Closing; provided, however, that this limitation shall in no way be deemed to modify or amend the terms and conditions of any representation or warranty made by Sellers in this Agreement.

      6.04 Survival. Notwithstanding any investigation or contrary knowledge by Buyer, all of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement will survive the Closing and continue in full force and effect until the second anniversary of the Closing Date; provided, however, that (a) the representations and warranties contained in Sections 2.14, 2.25 and 2.43 will survive until ninety (90) days after the applicable statute of limitations period has expired and (b) the representations and warranties contained in Section 2.01, 2.02, 2.04 and, 2.05 will survive forever thereafter. Notwithstanding the foregoing, any matter as to which a claim has been asserted pursuant to the provisions of this Article that is pending or unresolved at the end of any applicable limitation period will continue to be covered by this Article notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

      6.05 Notice. Any party entitled to receive indemnification under this
Article VI (the "Indemnified Party") agrees to give prompt written notice to the party or parties required to provide such indemnification (the "Indemnifying Parties") upon the occurrence of any indemnifiable Loss or the assertion of any claim or the commencement of any action or proceeding in respect of which such a Loss may reasonably be expected to occur, but the Indemnified Party's failure to give such notice will not affect the obligations of the Indemnifying Party under this Article except to the extent that the Indemnifying Party is prejudiced thereby. Such written notice will include a reference to the event or events forming the basis of such Loss and the amount involved, unless such amount is uncertain or contingent, in which event the Indemnified Party will give a later written notice when the amount becomes fixed.

      6.06 Defense of Claims.

            (a) Within ten (10) business days after receipt of the notice described in Section 6.05 (the "Election Period"), the Indemnifying Party will notify the Indemnified Party whether the Indemnifying Party (i) disputes its potential liability to the Indemnified Party under this Article to such third party claim and (ii) desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such third party claim.

            (b) In the event the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party is assuming the defense of such matter (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of such separate co-counsel to the extent the Indemnified Party concludes in good faith that the counsel the Indemnifying Party has selected has a conflict of interest) and (iii) the Indemnifying Party will not consent to the entry of a judgment or enter into any settlement with respect to the matter without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably).

            (c) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section, or if the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section but fails to diligently and promptly prosecute or settle the third party claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the third party claim by all appropriate proceedings. The Indemnified Party will have full control of such defense and proceedings; provided, however, that the Indemnified Party will not consent to the entry of a judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

            (d) In the event an Indemnified Party has a claim against an Indemnifying Party hereunder which does not involve a third party claim, the Indemnified Party will transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice will be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute will be resolved by litigation in an appropriate court of competent jurisdiction.

            (e) Payments of all amounts owing by the Indemnifying Party pursuant to Section 6.06(b) and (c) will be made within thirty (30) days after the latest of (i) the settlement of the third party claim, (ii) the expiration of the period for appeal of a final adjudication of such third party claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Party pursuant to Section 6.06(d) will be made within thirty (30) days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

                      ARTICLE VII POST-CLOSING OBLIGATIONS

      SECTION 7.01 The Royal Bank of Scotland Guarantee. Martin Richards is a party to a Guarantee, dated January 6, 1999, whereby Martin Richards has given a personal guarantee (the "Guarantee") of certain debt (the "RBS Debt") owed by Target to The Royal Bank of Scotland plc ("RBS"). The Guarantee is limited to Forty Thousand Pounds Sterling ((pound)40,000). Upon the execution of this Agreement, Buyer and Parent have agreed to take such actions as are necessary to release Martin Richards from the Guarantee. As a condition to releasing Martin Richards from the Guarantee, RBS is requiring that the RBS Debt be repaid in full. In connection therewith, within ten (10) business days following the Closing, Parent agrees to repay in full the RBS debt, which Martin Richards and Parent agree shall be approximately equal to (pound)39,529.72 as of August 4, 2004, with an exact amount to be set forth in a RBS pay-off letter to be delivered to Martin Richards and Parent. Each of Parent and Martin Richards will take such actions and execute such documents as are necessary to carry out the terms of this Section 7.01. From the date of Closing until such time as the Guarantee is terminated, Parent agrees to indemnify and hold harmless Martin Richards from any Losses that may arise in connection with the Guarantee.

      SECTION 7.02 Establishing and Terminating Banking Relationships. It is the intention of Buyer to establish new banking relationships as soon as reasonably practical following Closing. In connection with all bank and other accounts currently owned by Target as set forth on Schedule 2.31 hereof (the "Target Accounts"), each of the Sellers hereby agrees that effective as of the Closing no Seller shall sign any checks or authorize any withdrawals from any Target Account without the prior written consent of Parent or Buyer; provided, however, that Buyer and Parent hereby consent to automatic withdrawals that will be made in the ordinary course of business until such time as the new banking relationships are established. Each of the Sellers further agrees to take such actions and execute such documents as are necessary to facilitate the transfer and establishment of such new banking relationships.

      SECTION 7.03 The Portman Building Society Guarantee. Target is a party to a Lease with the Portman Building Society ("Portman"), dated September 30, 2003 (the "Lease"), with respect to the Leased Parcel described on Schedule 2.24 hereof, whereby the Sellers have personally guaranteed Target's performance under such Lease. Upon the execution of this Agreement, Buyer and Parent shall take such actions as are necessary to enter into a deed of variation with Portman an shall take any and all other actions as may be necessary to release the Sellers from their guarantee under the Lease. Buyer and Parent agree to use their reasonable best efforts to ensure that the Sellers are released from the guarantee under the Lease within ten (10) business days following the Closing. Each of Parent, Buyer and the Sellers will take such actions and execute such documents as are necessary to carry out the terms of this Section 7.03. From the date of Closing until such time as the guarantee under the Lease is terminated, Parent agrees to indemnify and hold harmless each of the Sellers from any Losses that may arise in connection with the guarantee under the Lease.

                           ARTICLE VIII MISCELLANEOUS

      SECTION 8.01 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to Parent:

         Guardian Technologies International, Inc.
         21351 Ridgetop Circle
         Suite 300
         Dulles, Virginia 20166
         Attn: Michael Trudnak, CEO

         If to Buyer:

         Guardian Healthcare Systems UK Limited
         21351 Ridgetop Circle
         Suite 300
         Dulles, Virginia 20166
         Attn: Michael Trudnak, CEO

         In either case with a copy to:

         Stephen W. McVearry, Esq.
         Mintz, Levin, Cohn, Ferris,
           Glovsky and Popeo, P.C.
         12010 Sunset Hills Road, Suite 900
         Reston, VA 20190

         If to the Sellers:

         Martin Richards
         Susan Richards
         Linton Burnfoot Farm
         Morebattle
         Kelso
         Roxburghshire
         Scotland
         TD5 8AG With a copy to:

         David A. Perlick
         Sparkman Shaffer Perlick LLP
         2338 Broadway
         Boulder, CO 80304

         If to Target:

         Wise Systems Limited
         6 High Street
         Wiltshire SN13 0HB
         United Kingdom
         Attn: Director

All notices, requests, consents and other communications hereunder shall be deemed to have been (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

      SECTION 8.02 Entire Agreement. This Agreement together with the Exhibits and Schedules hereto and the other documents executed in connection herewith (together, the "Documents") embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof except for any Confidentiality or Non-Disclosure Agreement previously executed by the parties hereto which shall remain in effect in accordance with its terms. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

      SECTION 8.03 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

      SECTION 8.04 Waivers and Consents. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

      SECTION 8.05 Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties, except that Buyer may assign all or part of its rights and obligations under this Agreement to one or more direct or indirect subsidiaries or affiliates (in which event, representations and warranties relating to Buyer and the opinion of counsel to be delivered by Buyer shall be appropriately modified).

      SECTION 8.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

      SECTION 8.07 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware, United States, without giving effect to the conflict of law principles thereof.

      SECTION 8.08 Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement may be brought in any State or Federal Court located in the Commonwealth of Virginia. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection or defense that they may now or hereafter have to the assertion of personal jurisdiction by any such court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it is not subject to the jurisdiction of the above-named courts for such proceedings. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the party at its address set forth in Section 8.01 hereof and irrevocably waive any objection or defense that it may now or hereafter have to the sufficiency of any such service of process in any such action. Nothing in this Section 8.08 shall affect the rights of the parties to commence any such action in any other forum or to serve process in any such action in any other manner permitted by law.

      SECTION 8.09 Partial Invalidity. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained in this Agreement will, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such provision will be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or provisions or any other provisions of this Agreement, unless such a construction would be unreasonable.

      SECTION 8.10 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement (except with respect to the disclosure schedules regarding the business which are the sole responsibility of the Seller) and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

      SECTION 8.11 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

      SECTION 8.12 Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

      SECTION 8.13 Reliance. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any schedule or other document attached hereto or referred to herein or delivered by such other party or pursuant to this Agreement.

      SECTION 8.14 Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that all expenses billed to or incurred by Target in connection with this Agreement and the transactions contemplated hereby shall be borne by the Sellers and not Target.

      SECTION 8.15 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other, other than Jim Wilson which has acted on behalf of the Sellers and the payment of whose fees is solely the responsibility of the Sellers. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

      SECTION 8.16 Publicity. No party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement without the prior written consent of the other party, except as may be required by law.

      SECTION 8.17 Confidentiality. Each party acknowledges and agrees that any information or data it has acquired from the other party, not otherwise properly in the public domain, was received in confidence. Each party hereto agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement (including obtaining financing and conducting due diligence), or use to the detriment of the disclosing party or for the benefit of any other person or persons, or misuse in any way, any confidential information of the disclosing party concerning the subject matter hereof, including any trade or business secrets of the disclosing party and any technical or business materials that are treated by the disclosing party as confidential or proprietary, including without limitation information (whether in written, oral or machine-readable form) concerning: general business operations; methods of doing business, servicing clients, client relations, and of pricing and making charge for services and products; financial information, including costs, profits and sales; marketing strategies; business forms developed by or for the disclosing party; names of suppliers, personnel, customers, clients and potential clients; negotiations or other business contacts with suppliers, personnel, customers, clients and potential clients; form and content of bids, proposals and contracts; the disclosing party's internal reporting methods; technical and business data, documentation and drawings; software programs, however embodied; manufacturing processes; inventions; diagnostic techniques; and information obtained by or given to the disclosing party about or belonging to third parties.

      SECTION 8.18 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 8.19 Miscellaneous Definitions. As used in this Agreement, the term "best knowledge" shall mean that the party whose knowledge is being referred to has made such investigation as would be reasonably likely to reveal the substance of the facts, circumstances or event referred to in the representation, warranty, covenant or agreement which is qualified by the term "best knowledge."

 [The remainder of this page is intentionally blank. Signature page is attached]

      IN WITNESS WHEREOF, Parent, Buyer, Target and the Sellers have executed this Agreement as of the day and year first above written.

ATTEST:                                GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.


/s/Stephen McVearry                    By: /s/ Michael W. Trudnak
----------------------------------     -----------------------------------------
                                       Michael W. Trudnak, Chief
                                       Executive Officer

ATTEST:                                GUARDIAN HEALTHCARE

                                       SYSTEMS UK LIMITED



/s/Stephen McVearry                    By: /s/ Michael W. Trudnak
----------------------------------     -----------------------------------------
                                       Michael W. Trudnak, Director

ATTEST:                                WISE SYSTEMS LIMITED


/s/Giles Woolfson                      By:      /s/ Martin Richards
----------------------------------     -----------------------------------------
                                       Martin Richards, Director

WITNESS:

/s/Giles Woolfson                      /s/ Martin Richards
----------------------------------     -----------------------------------------
                                       Martin Richards


/s/Giles Woolfson                      /s/ Susan Richards
----------------------------------     -----------------------------------------
                                       Susan Richards